UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

SEASTAR MEDICAL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39927	85-3681132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, CO	80216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 222-8996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On April 21, 2022, LMF Acquisition Opportunities, Inc., a Delaware corporation (“LMAO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among LMAO, LMF Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of LMAO (“Merger Sub”), and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical”). Pursuant to the terms of the Merger Agreement, a business combination between LMAO and SeaStar Medical was effected through the merger of Merger Sub with and into SeaStar Medical, with SeaStar Medical surviving the merger as a wholly-owned subsidiary of LMAO (the “Business Combination”). Following the Business Combination, LMAO was renamed SeaStar Medical Holding Corporation (the “Company”). Prior to the Business Combination, MaloneBailey, LLP (“MaloneBailey”) served as principal accountant for LMAO, and Armanino LLP served as the principal accountant for SeaStar Medical.

On December 20, 2022, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) appointed Armanino LLP (“KPMG”), SeaStar Medical’s principal accountant, to serve as the principal accountant to audit the Company’s financial statements and determined that MaloneBailey, LLP, LMAO’s principal accountant, will not continue as the Company’s principal accountant.

MaloneBailey’s report on LMAO’s financial statements for the year ended December 31, 2021, and the period from October 28, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from October 28, 2020 (LMAO’s inception) through December 31, 2020, the year ended December 31, 2021 and the subsequent interim period through December 20, 2022, LMAO did not have any disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference to the subject matter of the disagreement in connection with its report. No “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred during the period October 28, 2020 (LMAO’s inception) through December 31, 2020, the year ended December 31, 2021 or during the subsequent interim period.

October 28, 2020 (LMAO’s inception) through December 31, 2020, the year ended December 31, 2021 and the subsequent interim period through December 20, 2022, LMAO and the Company did not consult Armanino regarding: either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on LMAO’s or the Company’s financial statements; or any matter that was either the subject of a disagreement (as described above) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided MaloneBailey with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this report, and requested MaloneBailey to furnish a letter addressed to the Securities and Exchange Commission, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. The letter furnished by MaloneBailey in response to such request is attached to this report as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated December 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEASTAR MEDICAL HOLDING CORPORATION

Date: December 21, 2022	By:	/s/ Eric Schlorff
	Name:	Eric Schlorff
	Title:	Chief Executive Officer